EXHIBIT 99.3
SECOND AMENDMENT
TO
REVOLVING CREDIT AGREEMENT
          This SECOND AMENDMENT (this “Amendment”), dated as of March 28, 2006, to that certain Revolving Credit Agreement, dated as of May 19, 2004 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among The Yankee Candle Company, Inc., a corporation organized under the laws of Massachusetts (the “Borrower”), Citizens Bank of Massachusetts and the other lending institutions from time to time party thereto (collectively, the “Lenders”) and Citizens Bank of Massachusetts as agent for itself and such other lending institutions (the “Administrative Agent”).
          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment.
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1.      Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
          2.      Amendments to Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:
          (a)      The definition of “Applicable Margin” is hereby amended by deleting the table contained therein and substituting in lieu thereof the following:

		Prime	Tranche A	Letter of	Tranche A
	Total Capitalization	Rate	LIBOR Rate	Credit	Commitment
Level	Ratio	Loans	Loans	Fees	Fee
I	Greater than 0.70:1.00	0.00%	1.125%	1.125%	0.250%
II	Less than or equal to 0.70:1.00 but greater than 0.40:1.00	0.00%	0.850%	0.850%	0.200%
III	Less than or equal to 0.40:1.00 but greater than or equal to 0.25:1.00	0.00%	0.625%	0.625%	0.150%
IV	Less than 0.25:1.00	0.00%	0.500%	0.500%	0.125%
          (b)      The definition of “Permitted Acquisitions” is hereby amended by deleting clause (xii) contained therein and substituting in lieu thereof the following:

“(xii) the Leverage Ratio, determined (A) prior to giving effect to such acquisition and (B) on a pro forma basis after giving effect to such acquisition, in each case, calculated as of the most recently ended Fiscal Quarter, shall not be greater than 2.50:1.00; provided that with respect to any single acquisition, the purchase price for which is greater than $10,000,000, not less than ten (10) Business Days prior to the consummation of such acquisition, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating compliance with matters set forth in this clause (xii).”
          (c)      Section 1.1 of the Credit Agreement is further amended by adding the following new definition in the appropriate alphabetical order:
“Note Purchase Agreement. That certain Note Purchase Agreement, dated as of or about April, 2006, among the Borrower and the Purchasers (as defined therein) as amended and in effect from time to time.”
          3.      Amendments to Negative Covenants.
          (a)      Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the text “and;” contained immediately after clause (j) contained thereof, (ii) deleting the period contained at the end of clause (k) contained therein and substituting in lieu thereof the text “; and” and (iii) adding the following new clause (l):
“(l) unsecured Indebtedness pursuant to the Note Purchase Agreement, the “Senior Notes”, the “Subsidiary Guaranty” and the other documents executed in connection therewith, in each case, as described in the Note Purchase Agreement, in an aggregate amount not to exceed $150,000,000; provided that such Indebtedness shall be pari passu with the Obligations and on terms and conditions satisfactory to the Administrative Agent.”
          (b)      Section 9.2.2 of the Credit Agreement is hereby amended by inserting the text “other than pursuant to the negative pledge on the assets of the Borrower and its Subsidiaries set forth in the Note Purchase Agreement” after the word “acquired” appearing at then end of clause (a) of such Section 9.2.2.
          (c)      Section 9.3(h) of the Credit Agreement is hereby amended by deleting the proviso contained therein.
          4.      Amendments to Financial Covenants.
          (a)      Section 10.1 of the Credit Agreement is hereby deleted and replaced with the following:
“10.1. Leverage Ratio. The Borrower shall not permit the Leverage Ratio, as of the end of any Reference Period, to exceed 3.00:1.00, measured quarterly.”
          (b)      Section 10.2 of the Credit Agreement is hereby deleted and replaced with the following:
“10.2. Fixed Charge Coverage The Borrower will not permit the Fixed Charge Coverage Ratio, as of the end of any Reference Period, to be less than 2:00:1.00, measured quarterly.”

     5.      Affirmation and Acknowledgment. The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby.
     6.      Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:
     (a)      The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower and, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower, and do not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or the Borrower’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower.
     (b)      This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     (c)      Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby.
     (d)      The representations and warranties contained in Section 7 of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.
     (e)      As of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.
     7.      Ratification, etc. Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.
          8.      Effectiveness. This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent:

          (a) the Administrative Agent shall have received this Amendment signed by the Borrower, the Administrative Agent and the Required Lenders;
          (b) no Default or Event of Default shall have occurred and be continuing;
          (c) the Borrower shall have paid all fees and expenses of the Administrative Agent in connection with the preparation of this Amendment and the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel to the Administrative Agent ; and
          (d) the Borrower shall have paid to the Administrative Agent, for the account of each Lender executing this Amendment, an amendment fee in the amount of .05% of the Commitment of such Lender.
          9. Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
          10. Delivery by Facsimile and Electronic Mail. This Amendment, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation of a contract and each party forever waives such defense.
          11. Miscellaneous Provisions.
          (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.
          (b) This Amendment shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.
          (c) Pursuant to Section 16.2 of the Credit Agreement, all costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating this Amendment, will be for the account of the Borrower whether or not this Amendment is consummated.
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          IN WITNESS WHEREOF, each of the undersigned have duly executed this Amendment as of the date first set forth above.

THE YANKEE CANDLE COMPANY, INC.
By:	/s/ Bruce H. Besanko
	Name:	Bruce H. Besanko
	Title:	Senior Vice President, Finance and Chief Financial Officer

CITIZENS BANK OF MASSACHUSETTS, individually and as Administrative Agent and Issuing Lender
By:	/s/ Daniel Bernard
	Name:	Daniel Bernard
	Title:	Senior Vice President

WACHOVIA BANK, N.A.
By:	/s/ Patricia S. Gaudreau
	Name:	Patricia S. Gaudreau
	Title:	Senior Vice President

BANK OF AMERICA, N.A. (as successor by merger to Fleet National Bank)
By:	/s/ Christopher S. Allen
	Name:	Christopher S. Allen
Title:

HSBC BANK USA
By:	/s/ Timothy M. Rudge
	Name:	Timothy M. Rudge
	Title:	Vice President

BANKNORTH, N.A.
By:	/s/ Charles A. Walker
	Name:	Charles A. Walker
	Title:	Senior Vice President

MIZUHO CORPORATE BANK (USA)
By:	/s/ Makoto Murata
	Name:	Makoto Murata
	Title:	Senior Vice President

COMERICA BANK
By:	/s/ Sarah R. West
	Name:	Sarah R. West
	Title:	Account Officer

SOVEREIGN BANK
By:	/s/ Devin Hawthorne
	Name:	Devin Hawthorne
	Title:	Assistant Vice President